Exhibit 99.1

Cabot Corp Reports Third Quarter Adjusted EPS of $0.84 and Diluted EPS of $0.90

Third quarter adjusted EPS improved 33% sequentially as volumes recover

BOSTON--(BUSINESS WIRE)--July 31, 2013--Cabot Corporation (NYSE: CBT) today announced results for its third quarter of fiscal 2013.

Key Highlights

  Total Segment EBIT increased 25% sequentially and 2% year over year as demand improved in many of our end markets
  Record Advanced Technologies segment operating results
  Reduced net working capital by $30 million and reduced debt by $61 million
  Acquisition of NHUMO will help strengthen the company’s position in North America

(In millions, except per share amounts)	Fiscal 2013		Fiscal 2012
	Third	First	Third	First
	Quarter	9 Months	Quarter	9 Months

Net sales	$903	$2,565	$846	$2,452
Net income attributable to Cabot Corporation	$59	$106	$66	$352

Net earnings per share attributable to Cabot Corporation	$0.90	$1.63	$1.02	$5.43
Less Adjustments:
Net income per share from discontinued operations	$0.04	$0.02	$0.06	$3.14
Certain items per share	$0.02	$(0.52)	$(0.04)	$(0.30)
Adjusted EPS	$0.84	$2.13	$1.00	$2.59

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “We experienced a sequential and year over year increase in volumes as demand in many of our end markets improved. Additionally, our Advanced Technologies segment delivered record-setting EBIT. We were also pleased with the early results of a corporate-wide initiative to reduce net working capital and generate cash. The initiative resulted in a net working capital improvement of $30 million this quarter, but caused an $8 million unfavorable impact to our operating results through the reduction of inventory. Our earnings were also unfavorably impacted by a $3 million LIFO accounting charge. Finally, the near-term challenges in the North American mercury-removal end market continue to affect performance of the Purifications Solutions segment.”

Prevost, continued, “This was our first quarter of broadly improving volumes since early 2011. The restructuring activities we previously announced in Advanced Technologies are contributing positively to the results. This quarter, we announced the closure of our carbon black facility in Malaysia. We have now ceased operations and we are on track with the plant closure plan. We also announced the intention to purchase the remaining common shares of our Mexican joint venture NHUMO. Once completed, the acquisition of our joint venture in Mexico is expected to be accretive by $0.15 in the first year and will give us expanded access to an important growth market in Mexico and additional capacity to support the expansion of our customers in North America.”

Financial Detail

For the third quarter of fiscal 2013, net income attributable to Cabot Corporation was $59 million ($0.90 per diluted common share). Net income includes a per share benefit of $0.04 from discontinued operations and $0.02 from certain items, principally for favorable discrete tax items. Adjusted EPS for the third quarter of fiscal 2013 was $0.84 per share.

Total Segment EBIT for the third quarter of fiscal 2013 was $111 million as compared to $109 million for the third quarter of fiscal 2012. General unallocated income (expense) includes a $3 million LIFO accounting charge during the third quarter of fiscal 2013 as compared to a benefit of $5 million during the third quarter of fiscal 2012. Thus, LIFO accounting resulted is an $8 million unfavorable change between the two comparative periods.

Segment Results

Reinforcement Materials -- Third quarter fiscal 2013 EBIT in Reinforcement Materials decreased by $11 million compared to the same quarter of fiscal 2012 due to lower pricing in Asia and Europe and higher costs associated with the reduction of inventory levels. Volumes increased 4% as compared to the prior year from a recovery in most regions. Sequentially, EBIT increased $7 million driven by 8% higher volumes. The higher volumes were partially offset by lower margins in Japan, increased maintenance activity and higher costs associated with the reduction of inventory levels.

Global and regional volume changes for Reinforcement Materials for the third quarter of fiscal 2013 as compared to the same quarter of the prior year and the second quarter of fiscal 2013 are included in the table below:

	Third Quarter Year over Year Change	Third Quarter Sequential Change
Global	4%	8%
Japan	5%	16%
Southeast Asia	(22%)	(1%)
China	16%	19%
Europe, Middle East, Africa	10%	1%
North America	-	2%
South America	4%	8%

Performance Materials -- Third quarter fiscal 2013 EBIT in Performance Materials decreased by $3 million compared to the third quarter of fiscal 2012. The decrease was driven by 11% lower Specialty Carbons and Compounds volumes as global infrastructure-related spending remains soft, which impacted customer order patterns. The segment also incurred higher costs associated with the reduction in inventory levels. These unfavorable items were partially offset by 12% higher volumes in Fumed Metal Oxides from new product introductions and the successful commercialization of new capacity. Sequentially, Performance Materials EBIT decreased by $2 million, principally due to 7% lower volumes in Specialty Carbons and Compounds and higher costs associated with the reduction in inventory levels. These increases were partially offset by 6% higher volumes in Fumed Metal Oxides.

Advanced Technologies -- For the third quarter of fiscal 2013, EBIT in Advanced Technologies increased by $15 million compared to the third quarter of fiscal 2012 and $19 million sequentially. The EBIT increases for both comparative periods were driven by higher rental activity and direct sales in Specialty Fluids, improved volumes in Inkjet Colorants, Elastomer Composites and Aerogel, and cost savings from segment restructuring actions announced earlier this year.

Purification Solutions -- On July 31, 2012, we completed the acquisition of Norit N.V. For the third quarter of fiscal 2013, EBIT in Purification Solutions was $1 million.

Stand-alone Purification Solutions financial results, excluding purchase accounting impacts, for the quarter ended June 30, 2013, resulted in adjusted EBITDA of $14 million, which is a decrease of $9 million compared to the same quarter of fiscal 2012. Sequentially, adjusted EBITDA decreased $2 million as compared to the second quarter of fiscal 2013. The decreases in adjusted EBITDA in both comparative periods were due to lower volumes and pricing in the gas and air purification end market, higher maintenance activity, and higher costs associated with the reduction in inventory levels. Sequentially, volumes increased 9% despite the lower volumes in the gas and air end market, driven by the water, chemicals and food and beverage end markets.

Cash Performance -- The Company ended the third quarter of fiscal 2013 with a cash balance of $76 million, a decrease of $9 million from the second quarter of fiscal 2013. The Company spent $68 million on capital expenditures and reduced debt by $61 million. Sources of cash include adjusted EBITDA of $145 million, a decrease in net working capital of $30 million and the collection of $10 million of proceeds from the sale of the Supermetals business.

Taxes -- During the third quarter of fiscal 2013, the Company recorded a net tax provision of $16 million for an effective tax rate of 22%. Excluding the impact of certain items, the operating tax rate on continuing operations for the third quarter of fiscal 2013 was 27%.

Outlook

“We are pleased with the recent positive demand trends in a number of our end markets around the globe and we remain well positioned to capture volume growth,” Prevost said, commenting on the outlook for the Company. “The tire industry is showing signs of improvements in Europe and South America and remained solid in North America and fairly robust in China. The Purifications Solutions business continues to show strong growth in most end applications, but the North American mercury-removal sector will continue to be challenging through fiscal 2014. We expect continued momentum in the Fumed Metal Oxides business and should see improvement in Specialty Carbons and Compounds after some recent end market destocking volatility. Finally, we are pleased with the potential shown by the growing demand in the various Advanced Technologies businesses. After a difficult start to the fiscal year, we are somewhat optimistic after seeing signs of demand improvement in most of our global businesses.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Thursday, August 1, 2013. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our actions that will drive earnings growth, and demand for our products, including when we expect demand to recover and expectations for growth, and Cabot’s expectations pertaining to the completion of the acquisition of the equity interest in Nhumo that we do not currently own and the benefits we expect to receive from the acquisition and Cabot’s future financial performance, including expectations for growth, are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to changes in raw material costs; lower than expected demand for our products; the loss of one or more of our important customers; our inability to complete capacity expansions or other development projects as planned; the timing of implementation of environmental regulations; our failure to develop new products or to keep pace with technological developments; patent rights of others; the timely commercialization of products under development (which may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage); demand for our customers' products; competitors' reactions to market conditions; delays in the successful integration of structural changes, including acquisitions or joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries where we do business; and severe weather events that cause business interruptions, including plant and power outages or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income (loss) from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income (loss) from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate , the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of Adjusted EBITDA from segment EBIT for the third quarter of fiscal 2013 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2013	2012	2013	2012

Net sales and other operating revenues	$903	$846	$2,565	$2,452

Cost of sales	726	671	2,097	1,961

Gross profit	177	175	468	491

Selling and administrative expenses	73	68	223	199

Research and technical expenses	18	17	55	54
Income from operations	86	90	190	238

Other (expense) income

Interest and dividend income	2	1	4	3

Interest expense	(15)	(11)	(47)	(30)

Other (expense) income	-	(2)	3	(2)

Total other (expense) income	(13)	(12)	(40)	(29)

Income from continuing operations before income taxes and equity in earnings of affiliated companies	73	78	150	209

Provision for income taxes	(16)	(16)	(51)	(55)

Equity in earnings of affiliated companies	3	4	9	8

Income from continuing operations	60	66	108	162

Income from discontinued operations, net of tax (A)	2	4	1	204

Net income	62	70	109	366

Net income attributable to noncontrolling interests	3	4	3	14

Net income attributable to Cabot Corporation	$59	$66	$106	$352

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.86	$0.96	$1.61	$2.29

Discontinued operations (A)	0.04	0.06	0.02	3.14

Net income attributable to Cabot Corporation	$0.90	$1.02	$1.63	$5.43

Weighted average common shares outstanding
Diluted	64.5	64.3	64.3	64.2

(A) Amounts relate to the divesture of the Supermetals Business.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2013	2012	2013	2012

Sales

Reinforcement Materials	$486	$517	$1,420	$1,540

Performance Materials	233	247	672	687
Specialty Carbons and Compounds	159	181	464	505
Fumed Metal Oxides	74	66	208	182

Advanced Technologies	69	57	148	153
Inkjet Colorants	18	18	46	48
Aerogel	9	3	17	12
Security Materials	2	2	5	7
Elastomer Composites	5	6	17	17
Specialty Fluids	35	28	63	69

Purification Solutions (A)	86	-	258	-

Segment sales	874	821	2,498	2,380

Unallocated and other (B)	29	25	67	72

Net sales and other operating revenues	$903	$846	$2,565	$2,452

Segment Earnings Before Interest and Taxes

Reinforcement Materials	$48	$59	$139	$186

Performance Materials	35	38	98	94

Advanced Technologies	27	12	42	33

Purification Solutions (A)	1	-	11	-

Total Segment Earnings Before Interest and Taxes (C)	111	109	290	313

Unallocated and Other

Interest expense	(15)	(11)	(47)	(30)
Certain items (D)	(4)	(7)	(44)	(21)
Unallocated corporate costs	(13)	(12)	(42)	(44)
General unallocated (expense) income (E)	(3)	3	2	(1)
Less: Equity in earnings of affiliated companies	(3)	(4)	(9)	(8)

Income from continuing operations before income taxes and equity in earnings of affiliated companies	73	78	150	209

Provision for income taxes (including tax certain items)	(16)	(16)	(51)	(55)

Equity in earnings of affiliated companies	3	4	9	8

Income from continuing operations	60	66	108	162

Income from discontinued operations, net of tax (F)	2	4	1	204

Net income	62	70	109	366

Net income attributable to noncontrolling interests	3	4	3	14

Net income attributable to Cabot Corporation	$59	$66	$106	$352

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.86	$0.96	$1.61	$2.29

Discontinued operations (F)	0.04	0.06	0.02	3.14

Net income attributable to Cabot Corporation	$0.90	$1.02	$1.63	$5.43

Adjusted earnings per share

Adjusted EPS (G)	$0.84	$1.00	$2.13	$2.59

Weighted average common shares outstanding

Diluted	64.5	64.3	64.3	64.2

(A)

The Company acquired Norit N.V. on July 31, 2012, which became Cabot's Purification Solutions. Accordingly, there are no results reported for Purification Solutions for the third quarter and first nine months of fiscal 2012. For the third quarter and first nine months of fiscal 2013, the Segment EBIT amounts do not include an allocation of costs to the Purification Solutions segment for corporate administrative and functional support. As we continue the integration of this business and identify synergies and determine the functional costs to be appropriately allocated, we expect an allocation of these costs will be determined and made in the fourth quarter of fiscal 2013. These allocations are not expected to exceed $10 million for the full fiscal year 2013, and are currently reflected in Unallocated corporate costs and other segment results.

(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.
(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.
(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)	General unallocated (expense) income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(F)	Amounts relate to the divesture of the Supermetals business.
(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2013	2012
Dollars in millions	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$76	$120
Accounts and notes receivable, net of reserve for doubtful accounts of $8 and $5	696	687
Inventories:
Raw materials	126	131
Work in process	3	5
Finished goods	349	351
Other	44	46
Total inventories	522	533
Prepaid expenses and other current assets	57	71
Notes receivable from sale of business	214	-
Deferred income taxes	38	32
Total current assets	1,603	1,443

Property, plant and equipment, net	1,567	1,552

Goodwill	499	480
Equity affiliates	116	115
Intangible assets, net of accumulated amortization of $14 and $6	310	330
Assets held for rent	51	46
Notes receivable from sale of business	-	242
Deferred income taxes	103	94
Other assets	90	97

Total assets	$4,339	$4,399

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	June 30,	September 30,
	2013	2012
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$259	$62
Accounts payable and accrued liabilities	518	606
Income taxes payable	19	59
Deferred income taxes	6	7
Current portion of long-term debt	185	185
Total current liabilities	987	919

Long-term debt	1,008	1,172
Deferred income taxes	59	55
Other liabilities	284	314

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 64,108,518 and 63,600,928 shares
Outstanding: 63,854,953 and 63,347,362 shares	64	64
Less cost of 253,565 and 253,565 shares of common treasury stock	(8)	(8)
Additional paid-in capital	32	20
Retained earnings	1,720	1,653
Deferred employee benefits	(3)	(8)
Accumulated other comprehensive income	70	92
Total Cabot Corporation stockholders' equity	1,875	1,813
Noncontrolling interests	126	126
Total stockholders' equity	2,001	1,939
Total liabilities and stockholders' equity	$4,339	$4,399

CABOT CORPORATION

	Fiscal 2012					Fiscal 2013
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	489	534	517	479	2,019	475	459	486	-	1,420
Performance Materials	205	235	247	227	914	196	243	233	-	672
Specialty Carbons and Compounds	151	173	181	159	664	132	173	159	-	464
Fumed Metal Oxides	54	62	66	68	250	64	70	74	-	208
Advanced Technologies	39	57	57	57	210	38	41	69	-	148
Inkjet Colorants	15	15	18	18	66	16	12	18	-	46
Aerogel	4	5	3	6	18	5	3	9	-	17
Security Materials	2	3	2	2	9	1	2	2	-	5
Elastomer Composites	4	7	6	6	23	8	4	5	-	17
Specialty Fluids	14	27	28	25	94	8	20	35	-	63
Purification Solutions (A)	-	-	-	61	61	93	79	86	-	258
Segment Sales	733	826	821	824	3,204	802	822	874	-	2,498
Unallocated and other (B)	29	18	25	24	96	18	20	29	-	67
Net sales and other operating revenues	$762	$844	$846	$848	$3,300	$820	$842	$903	$-	$2,565

Segment Earnings Before Interest and Taxes
Reinforcement Materials	55	72	59	41	227	50	41	48	-	139
Performance Materials	21	35	38	34	128	26	37	35	-	98
Advanced Technologies	5	16	12	16	49	7	8	27	-	42
Purification Solutions (A)	-	-	-	5	5	7	3	1	-	11
Total Segment Earnings Before Interest and Taxes (C)	81	123	109	96	409	90	89	111	-	290

Unallocated and Other
Interest expense	(10)	(9)	(11)	(16)	(46)	(16)	(16)	(15)	-	(47)
Certain items (D)	(5)	(9)	(7)	(30)	(51)	(20)	(20)	(4)	-	(44)
Unallocated corporate costs	(14)	(18)	(12)	(12)	(56)	(13)	(16)	(13)	-	(42)
General unallocated income (expense) (E)	4	(8)	3	1	-	3	2	(3)	-	2
Less: Equity in earnings of affiliated companies	(1)	(3)	(4)	(3)	(11)	(3)	(3)	(3)	-	(9)

Income from continuing operations before income taxes and equity in earnings of affiliated companies	55	76	78	36	245	41	36	73	-	150
Provision for income taxes (including tax certain items)	(16)	(23)	(16)	-	(55)	(19)	(16)	(16)	-	(51)
Equity in earnings of affiliated companies	1	3	4	3	11	3	3	3	-	9
Income from continuing operations	40	56	66	39	201	25	23	60	-	108
Income (loss) from discontinued operations, net of tax (F)	11	189	4	1	205	(1)	-	2	-	1

Net income	51	245	70	40	406	24	23	62	-	109

Net income (loss) attributable to noncontrolling interests	5	5	4	4	18	4	(4)	3	-	3

Net income attributable to Cabot Corporation	$46	$240	$66	$36	$388	$20	$27	$59	$-	$106

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.55	$0.78	$0.96	$0.54	$2.83	$0.33	$0.42	$0.86	$-	$1.61
Discontinued operations (F)	0.16	2.92	0.06	0.02	3.16	(0.02)	-	0.04	-	0.02
Net income attributable to Cabot Corporation	$0.71	$3.70	$1.02	$0.56	$5.99	$0.31	$0.42	$0.90	$-	$1.63

Adjusted earnings per share

Adjusted EPS (G)	$0.63	$0.96	$1.00	$0.73	$3.32	$0.66	$0.63	$0.84	$-	$2.13

Weighted average common shares outstanding
Diluted	64.2	64.0	64.3	64.2	64.2	64.1	64.4	64.5	-	64.3

(A)

Purification Solutions includes two months of results in fiscal 2012 due to the acquisition of Norit N.V. by Cabot Corporation on July 31, 2012. Segment EBIT amounts do not include an allocation of costs to the Purification Solutions segment for corporate administrative and functional support for any periods presented. As we continue the integration of this business and identify synergies and determine the functional costs to be appropriately allocated, we expect an allocation of these costs will be determined and made in the fourth quarter of fiscal 2013. These allocations are not expected to exceed $10 million for the full fiscal year 2013, and are currently reflected in Unallocated corporate costs and other segment results.

(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.
(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.
(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(F)	Amounts relate to the divesture of the Supermetals business.
(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended June 30			Three Months		Nine Months			Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)			Dollars in Millions					Per Share After Tax
			2013	2012	2013	2012		2013	2012	2013	2012
			$	$	$	$		per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities			$(5)	$(2)	$(30)	$(14)		$(0.06)	$(0.02)	$(0.32)	$(0.20)
Acquisition related charges			(2)	(5)	(18)	(5)		(0.02)	(0.09)	(0.19)	(0.09)
Environmental and legal reserves			—	—	—	(2)		—	—	—	(0.02)
Foreign currency gain on revaluations			3	—	4	—		0.04	—	0.05	—
Certain items before tax			(4)	(7)	(44)	(21)		(0.04)	(0.11)	(0.46)	(0.31)

Tax impact of certain items			—	—	5	2
Certain items after tax			(4)	(7)	(39)	(19)		(0.04)	(0.11)	(0.46)	(0.31)

Tax-related certain items

Tax impact of certain foreign exchange gains (losses)			—	1	(12)	(2)		—	0.01	(0.19)	(0.04)

Discrete tax items			4	3	9	2		0.06	0.06	0.13	0.05

Total tax-related certain items			4	4	(3)	—		0.06	0.07	(0.06)	0.01

Total certain items after tax			—	(3)	(42)	(19)		0.02	(0.04)	(0.52)	(0.30)

Discontinued operations after income taxes (B)

CSM business divestiture after tax			2	4	1	204		0.04	0.06	0.02	3.14

Total discontinued operations after tax			$2	$4	$1	$204		$0.04	$0.06	$0.02	$3.14

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended June 30			Three Months			Nine Months
Dollars in millions, Pre-Tax (unaudited)			2013	2012		2013	2012

Statement of Operations Line Item (C)

Cost of sales			$(4)	$(2)		$(36)	$(14)

Selling and administrative expenses			(3)	(5)		(9)	(7)

Research and technical expenses			(1)	—		(2)	—
Other			4	—		3	—
Total certain items			$(4)	$(7)		$(44)	$(21)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended June 30			Three Months			Nine Months
Dollars in millions (unaudited)			2013	2012		2013	2012

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

Provision for income taxes			$(16)	$(16)		$(51)	$(55)

Less: Tax impact of certain items			—	—		5	2

Less: Tax related certain items			4	4		(3)	—

Provision for income taxes, excluding certain items			$(20)	$(20)		$(53)	$(57)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended June 30			Three Months			Nine Months
Dollars in millions (unaudited)			2013	2012		2013	2012

Reconciliation of the effective tax rate to the operating tax rate

Provision for income taxes			$(16)	$(16)		$(51)	$(55)

Effective tax rate			22%	20%		34%	26%

Impact of discrete tax items:
Unusual or infrequent items			4%	-%		(5%)	-%
Items related to uncertain tax positions			-%	2%		1%	-%
Other discrete tax items			2%	5%		2%	1%
Impact of certain items			(1%)	(2%)		(5%)	(2%)
Operating tax rate			27%	25%		27%	25%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2012 and FISCAL 2013
NON-GAAP MEASURE:
	Fiscal 2012(A)						Fiscal 2013(A)

Periods ended (unaudited)	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2012 YTD		Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2013 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.71	$3.70	$1.02	$0.56	$5.99		$0.31	$0.42	$0.90		$1.63
Less: Net income (loss) per share from discontinued operations(B)	0.16	2.92	0.06	0.02	3.16		(0.02)	-	0.04		0.02
Net income per share from continuing operations	$0.55	$0.78	$0.96	$0.54	$2.83		$0.33	$0.42	$0.86		$1.61
Less: Certain items after tax	(0.08)	(0.18)	(0.04)	(0.19)	(0.49)		(0.33)	(0.21)	0.02		(0.52)
Adjusted earnings per share	$0.63	$0.96	$1.00	$0.73	$3.32		$0.66	$0.63	$0.84		$2.13

(A)	Per share amounts are calculated after tax and, where applicable, noncontrolling interests, net of tax.
(B)	Amounts relate to the divesture of the Supermetals Business.
(C)	This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.